UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 2, 2021

AMERICAN BATTERY METALS CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	000-55088	33-1227980
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

930 Tahoe Blvd., Suite 802-16 Incline Village, NV 89451
(Address of principal executive offices)

Tel: (775) 473-4744
(Registrant’s Telephone Number)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 1.01 Entry into a Material Definitive Agreement.

On April 2, 2021, American Battery Metals Corporation (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with Tysadco Partners LLC, a Delaware limited liability company (“Tysadco”).

Pursuant to the Purchase Agreement, Tysadco committed to purchase, subject to certain restrictions and conditions, up to $75,000,000 worth of the Company's common stock (the “Commitment”), over a period of 24 months (“Maturity Date”) from April 2, 2021 (the “Effective Date”). Pursuant to the Purchase Agreement, the Company has issued 750,000 restricted shares of common stock to Tysadco as a commitment fee (the “Commitment Shares”).

The Purchase Agreement provides that at any time after the Effective Date, from time to time on any business day selected by the Company (the “Purchase Date”), the Company shall have the right, but not the obligation, to direct Tysadco to buy the lesser of $10,000,000 in common stock per sale or 200% of the average shares traded for the 5 days prior to the closing request date, at a purchase price of 95% of the average of the 5-day median share price during the five (5) trading days commencing on the first trading day following delivery and clearing of the delivered shares, with a minimum request of $25,000. The payment for the shares covered by each request notice will occur on the business day following the valuation period which is the five-day period immediately following the delivery of the purchased shares.

In addition, Tysadco will not be obligated to purchase shares if Tysadco's total number of shares beneficially held at that time would exceed 4.99% of the number of shares of the Company's common stock as determined in accordance with Rule 13d-1(j) of the Securities Exchange Act of 1934, as amended. In addition, the Company is not permitted to draw on the Purchase Agreement unless there is an effective registration statement to cover the resale of the shares.

The Purchase Agreement also contains customary representations and warranties of each of the parties. The assertions embodied in those representations and warranties were made for purposes of the Purchase Agreement and are subject to qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Purchase Agreement. The Purchase Agreement further provides that the Company and Tysadco are each entitled to customary indemnification from the other for, among other things, any losses or liabilities they may suffer as a result of any breach by the other party of any provisions of the Purchase Agreement. The Company has the unconditional right, at any time, for any reason and without any payment or liability, to terminate the Purchase Agreement.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 1.01.

The Company issued the Commitment Shares in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act. The Company relied on this exemption from registration for private placements based in part on the representations made by Tysadco, including the representations with respect to Tysadco’s status as an accredited investor, as such term is defined in Rule 501(a) of the Securities Act, and Tysadco’s investment intent.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02.

Item 9.01 Exhibits

Exhibits

Exhibit No.	Description
10.1	Purchase Agreement between American Battery Metals Corporation and Tysadco Partners LLC, dated April 2, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BATTERY METALS CORPORATION

Date: April 8, 2021	/s/ Douglas Cole
Douglas Cole
Chief Executive Officer